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                                                                    EXHIBIT 10.5

           Amendment to Seitel, Inc. 1993 Incentive Stock Option Plan
                           Effective December 31, 1996

The section of the Plan headed "Nonassignability of Options" in Article IX is hereby deleted and replaced with the following:

Limited Transferability of Options

          The Committee may, in its discretion, authorize all or a portion of the Options granted to an optionee to be on terms which permit transfer by such optionee to (1) the spouse, children or grandchildren of the optionee ("Immediate Family Members"), (2) a trust or trusts for the exclusive benefit of such Immediate Family Members, (3) a partnership in which such Immediate Family Members are the only partners, or (4) such other person or persons in the sole discretion of the Committee, provided that the Option Agreement pursuant to which such Options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this paragraph, and provided further, that subsequent transfers of transferred Options shall be prohibited except those by will or in accordance with the laws of descent and distribution. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of this Plan the transferee shall be treated as optionee. However, the events of termination of employment described in this Plan and in the applicable Option Agreement, as well as other similar conditions relating to exercisability, termination, expiration, and vesting shall continue to be applied with respect to the original optionee, and following discontinuance of employment of such original optionee or such other event, the Options shall be exercisable by the transferee only to the extent, and for the periods specified pursuant to the terms of this Plan and the Option Agreement. If the Committee does not so authorize Options to be transferable, such Options shall not be transferable other than by will or by the laws of descent and distribution, and during a Participant's lifetime shall be exercisable only by him (unless he becomes disabled, in which event they may be exercised by his legal representative).